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                                                                       EXHIBIT 8
                                April 26, 1999


Connecticut General Life Insurance Company
Two Liberty Place
1601 Chestnut Street
Philadelphia, PA  19192

      Re:   CG Variable Life Insurance Separate Account A
            Registration Statement S-6 File No. 33-60967

Ladies and Gentlemen:

      We hereby consent to the reference to our name under the caption "Experts" in the prospectus contained in Post-Effective Amendment No. 4 to Registration Statement filed by CG Variable Life Insurance Separate Account A under the Securities Act of 1933, File No. 33-60967.

                                    JORDEN BURT BOROS CICCHETTI
                                      BERENSON & JOHNSON LLP


                                    By: /s/ Michael Berenson
                                        -----------------------------
                                        Michael Berenson